JOINT MARKETING AGREEMENT
                            -------------------------

      THIS JOINT MARKETING AGREEMENT (the "Agreement") is entered into as of February 23, 2005 (the "Effective Date") by and between Direct Card Services, LLC, a Delaware limited liability company (hereinafter "DCS"), and Direct Response Financial Services, Inc., a Colorado corporation (hereinafter "DRFS") on the one hand and del Rey Financial, Inc., a Nevada corporation, (hereinafter "DRF") or its assignee on the other hand.

                                    RECITALS
                                    --------

      A. DCS and DRFS market stored value cards (initially MasterCards) through proprietary card programs or in combination with card program partners (or "CARD PARTNERS");

      B. DRF has various clients in the package goods industry and the grocery and retail food industry, as well as other industry contacts and knowledge which would allow DRF to effectively and efficiently introduce Card Partners, and will initially introduce grocery re-load agents to DCS and DRFS as loading partners for stored value programs offered in the United States its territories and possessions; and,

      C. DCS and DRFS wish to engage DRF to help establish an international network of re-load partners in the retail grocery category, including major grocery chains, local independent full-sized and smaller grocery stores or chains (specifically excluding convenience stores).

                                    AGREEMENT
                                    ---------

      1. DEFINITIONS. Capitalized terms used and not otherwise defined in this Agreement shall have the following meanings, respectively:

      1.1. "CONFIDENTIAL INFORMATION" means any information of a party disclosed to the other party in the course of this Agreement, which is identified as, or should be reasonably understood to be, confidential to the disclosing party, including, but not limited to, know-how, trade secrets, data, technical processes and formulas, source codes, product designs, sales, cost and other unpublished financial information, product and business plans, projections, marketing data and this Agreement and all exhibits hereto. "Confidential Information" shall not include information which: (i) is known or becomes known to the recipient directly or indirectly from a third-party source other than one having an obligation of confidentiality to the providing party; (ii) is or becomes publicly available or otherwise ceases to be secret or confidential, except through a breach of this Agreement by the recipient; or (iii) is or was independently developed by the recipient without use of or reference to the providing party's Confidential Information, as shown by evidence in the recipient's possession.

      1.2. "INTELLECTUAL PROPERTY RIGHTS" means all intellectual property rights arising under statutory or common law, whether or not perfected, including, without limitation, all (a) United States and foreign patents, patent applications, and other patent rights. including, without limitation, divisions, continuations, renewals, reissues, and extensions of any of the foregoing, (b) rights associated with works of authorship including copyrights, copyright applications, copyright registrations, and moral rights, (c) Confidential Information, (d) any right analogous to those set forth in this definition, and
(e) any other proprietary rights relating to intangible property (other than trademarks, trade names, trade dress, and service marks which are not included for purposes of this definition).

      1.3. "RE-LOAD AGENTS (PARTNERS)" means any individual business location or locations whether operating as a sole proprietorship or through another legal entity wherein DCS enters into a contractual relationship with such RE-LOAD AGENT to act as a facility to activate and thereafter re-load monetary funds onto cards via a DCS SVC and wherein the RE-LOAD AGENT is within the GROCERY CATEGORY as defined below.

      1.4. "STORED VALUE CARD PROGRAM (SVC)" means any MasterCard, VISA or other prepaid stored value card program created and developed by DCS or DRFS. It also includes all marketing and creative concepts related thereto. SVC shall also apply to any successor in interest to DCS or DRFS.

      1.5. "GROCERY CATEGORY" means the retail grocery category, including major grocery chains, local independent full-sized and smaller grocery stores or chains. Pharmacies and drug stores that are owned or co-owned by the grocery operator are also included. It is the intention of the parties that inside retail store operations within a grocery operator be included in this definition. It is expressly understood between the parties that convenience stores are excluded from this definition and are not deemed part of this Agreement.

      1.6. "CARD PARTNER" means (a) GROCERY CATEGORY SVC programs and loading partners; and (b) other mutually agreed-upon entities or organizations who participate in offering the SVC.

      1.7. "AUTOMATED CLEARING HOUSE (ACH)" means that banking functionality whereby cash funds may be electronically debited or credited via existing federal banking rules and regulations.

      1.8. "DATABASE" means all data collected from SVC programs from whatever source by DCS or DRFS, including other unrelated stored value card programs initiated and offered by DCS or DRFS. The DATABASE is a sole and exclusive property of DCS and/or DRFS..

      1.9. "TERM" means the term of this Agreement as provided in Paragraph 9.

      1.10. "PACKAGE GOODS INDUSTRY" means any product offered for sale in those facilities within the GROCERY CATEGORY.

      2. REFERRAL OF POTENTIAL RE-LOAD AGENTS BY DRF. DRF agrees to use its commercial best efforts to refer potential PARTNERS to DCS from the GROCERY CATEGORY. The referral effort will include:

            (a) DRF agrees to work closely with the local CARD PARTNER and DCS to identify and agree upon an appropriate marketing and roll-out model starting in Los Angeles, California and thereafter expanding across the United States. DCS and DRF agree that the goal of the marketing roll-out is to establish regional CARD PARTNERS in the twenty (20) largest commercial cities for Hispanics to be followed by national CARD PARTNER SVCs. DCS and DRF will act expeditiously to accomplish the above as soon as practicable.

            (b) DCS and DRF will jointly select the CARD PARTNER. The CARD PARTNER shall be an established company within the GROCERY CATEGORY with a reasonable number of locations in the geographic location selected by the parties for the SVC CARD PARTNER.

            (c) The referred CARD PARTNER within the GROCERY CATEGORY must be willing to either install or connect their existing point of sale system with the necessary software to facilitate the SVC activation and re-load transactions.

            (d) The referred CARD PARTNER within the GROCERY CATEGORY must be willing to enter into a contractual relationship with DCS and/or its designated network provider to guarantee the transfer of funds due DCS, DRF and its respective related banks and the third-party processor via ACH as a result of collecting SVC activation or SVC re-load fees. (This provision may be waived by DCS in its sole discretion if it determines that the financial risk may be addressed in an alternative manner).

            (e) DRF will exercise good faith and use its best commercial efforts to obtain a commitment.

            (f) A commitment, if it can be obtained, from the CARD PARTNER in the GROCERY CATEGORY to advertise and promote the SVC in its regular advertising. (The parties acknowledge that DCS will propose to the CARD PARTNER that it advance all funds to establish the SVC on a custom basis for the CARD PARTNER. In exchange, DCS will require the CARD PARTNER to enter into a three
(3) year agreement whereby the CARD PARTNER will provide a minimum amount of advertising and promotion of the SVC combined with an agreement that DCS may install a debit card loading network within the CARD PARTNER's locations. DCS and DRF will work together to negotiate separate agreements with each CARD PARTNER for the delivery of an SVC including the costs and revenue sharing agreement between DCS and the CARD PARTNER).

            (g) Where the CARD PARTNER is a media company with an existing advertising relationship within the GROCERY CATEGORY and should the media company desire the GROCERY CATEGORY partner to continue or increase its advertising relationship with the media company CARD PARTNER, then in such case if an agency commission is otherwise due DRF, DRF shall continue to have the right to collect such commissions. In the alternative, should a CARD PARTNER agree to be compensated under the SVC by means of participation in transaction fees or other fees or costs attributable to the SVC or the loading of the SVC, then in such case DCS and DRF agree to work in good faith with the CARD PARTNER to accommodate the CARD PARTNER's interest so that the SVC may be promoted via the CARD PARTNER whether a media based or GROCERY CATEGORY based CARD PARTNER.

            (h) It is understood and agreed by all parties that DRF is free to pursue other advertising and promotional opportunities with its grocery partners and grocery vendors and the CARD PARTNER(s) independently of DCS; provided, such activity is unrelated and outside of the stored value card (whether a debit card or a pre-paid phone card) or financial services category.

      3. [RESERVED]

      4. DRF RIGHT OF FIRST REFUSAL. DRF has an exclusive first right of refusal to participate under the terms of this Agreement in any given market in which DCS or DRFS launches a SVC program. Upon any SVC program launch, DCS and/or DRFS shall inform DRF in writing of such launch and DRF shall have a period of thirty
(30) days in which to elect, by forwarding written notice to DCS, to participate under the terms of this Agreement. Should DRF not make such election, DCS shall have the right to pursue GROCERY CATEGORY PARTNERS in such market apart from DRF. DCS may also consult with DRF regarding potential launch markets. In such case, DRF agrees to assist DCS in identifying which markets are best suited for the next phase of any SVC expansion.

      Attached as Exhibit "A" to this Agreement is a list of initial markets that shall be deemed by DRF to be markets in which it shall participate pursuant to the terms hereof given the successful launch of an SVC program in such market by DCS or DRFS. Attached as Exhibit "B" to this Agreement is the standard notification form which shall be used by DRF to notify DCS of DRF's election to participate in a given market pursuant to the terms hereof upon written notice from DCS or DRFS of its intent to launch an SVC.

      5. REVENUE AND RIGHTS TO REVENUE.

      5.1. PRIMARY REVENUE STREAM.

      (a) If the SVC has a $4.95 retail price for all consumer re-loads, DCS will retain $3.00 per its agreement with the bank and MasterCard (VISA or other program) as listed in the issuing bank's Terms and Conditions to which each cardholder agrees in order to use the card. The remaining $1.95 is designated as the "convenience fee" to be charged by the PARTNER. It is understood that if necessary and beneficial for DRF, DRF shall have the right to request an increase of the convenience fee above $1.95 to no higher than $2.95. However, the parties acknowledge that this right to DRF is to assist DRF to earn income in a particular market, but the right is limited based upon prevailing fair market pricing and competitive rates for like convenience fees. This convenience fee will be referenced in the Card Holder Terms & Conditions, but not specifically set. From this $1.95 (or higher) convenience fee, not less than .95 cents shall go to DRF and it will be the obligation of the CARD PARTNER to pay the network fee that is charged to facilitate the transaction and any fees or commissions due to other parties to the transaction. All fees and commissions due DRF shall be via immediate electronic transfer. The remaining balance is profit to the CARD PARTNER, should they agree to participate in the DCS load network, or shall be distributable between the CARD PARTNER and DCS as mutually agreed upon. Recognizing the underlying goal of this Agreement, DRF may divide the convenience fee (at its sole discretion). The terms of such financial arrangement shall be in writing, executed by all parties and a copy delivered to DCS before the CARD PARTNER begins to accept SVC cards. In all cases, if a CARD PARTNER cannot come to terms with DRF and DCS it is agreed that DCS will not independently contact the CARD PARTNER absent participation by DRF. The above described revenues for DRF shall be paid for as long as the CARD PARTNER is processing transactions for any DCS or DRFS SVC program. Such revenues shall continue in perpetuity without regard to termination or expiration of this Agreement.

      (b) DCS, DRFS, Optimum Pay USA, Inc. (the card processor) and the issuing bank will disclose to DRF all options at the parties' mutual disposal for processing the transactions at the retail level so that DRF and the CARD PARTNER can select the most appropriate option for each situation. This is to facilitate the ease of installation and connection of the SVC loading infrastructure and to help insure maximum profitability.

      (c) If a food broker is introduced to the SVC, its compensation shall not impact the provisions of 5.1(a) above.

      (d) DRF shall have a right of first refusal with DCS/DRFS for all outside marketing and promotional activities to be utilized in the GROCERY CATEGORY SVC. DRF agrees to provide these services at commercially reasonable rates in a timely fashion. Requests for services from DCS/DRFS shall be in writing and acceptance or rejection from DRF shall be in writing as well.

      5.2 INCENTIVE REVENUE STREAMS.

      The incentives described in this Agreement shall apply to all DCS or DRFS SVC program transactions which arise by reason of a CARD PARTNER that has been introduced to DCS or DRFS by DRF. These incentives will apply for as long as the CARD PARTNER is actively processing transactions for the SVC program. Such incentives will apply on a residual basis in accordance with the terms of this paragraph notwithstanding the termination or expiration of this Agreement. All amounts due DRF from DCS or DRFS shall be paid within five (5) business days of receipt by DCS or DRFS. This Agreement is deemed to apply to any CARD PARTNER, and all of its locations, irrespective of openings, closings or relocations. Further, the payment of the incentives described herein shall be an obligation of any successor in interest to DCS or DRFS.

      These incentives shall be paid by DCS or DRFS and are in addition to any fees or commissions that DRF may earn as a result of the "convenience fee." It is acknowledged by the parties that DRF has an existing relationship with Unified Western Grocers in Los Angeles. These incentive fees may or may not apply to that arrangement solely at the discretion of DRF and/or DRF's prior contractual obligations. For purposes of this Agreement, "Market" shall be defined using the Arbitron definition of "metro" for radio programs and using the Nielsen definition of "DMA" for TV programs. For Markets where there are both radio and TV CARD PARTNERS, the geographically larger Market definition will apply.

      (a) DRF shall be paid $0.25 for each $19.95 SVC activation fee processed by a CARD PARTNER and collected by DCS or DRFS.

      (b) DRF shall be paid $0.25 for each $3.00 SVC re-load fee (DCS portion of the suggested $4.95 retail re-load fee) processed by a CARD PARTNER and collected by DCS or DRFS. In the event DFRS owns its own loading network and a third party contracts to use the network for a fee, DRF shall be paid the same fee indicated here and elsewhere here for loading.

      (c) If the total number of $19.95 SVC activation fees processed by all CARD PARTNERS in a Market for all SVC programs reach 5,000 transactions during any month, DCS (or DRFS) shall pay DRF $0.50 for each $19.95 SVC activation fee transaction processed in that month by the CARD PARTNERS. It is intended that this payment be retroactive to the first SVC activation once the 5,000 transactions occur in any month.

      (d) If the total number of $3.00 SVC re-load transaction fees processed by all CARD PARTNERS in a market for all SVC programs reaches 100,000 transactions, DCS (or DRFS) shall pay DRF $0.10 for each $3.00 SVC re-load fee transaction processed in that month by CARD PARTNERS.

      (e) (1) DRF shall be paid the higher of (i) Fifteen Percent (15%) of any gross revenues or (ii) Twenty-Five Percent (25%) of any adjusted gross revenues payable from the PACKAGE GOODS INDUSTRY and/or the GROCERY CATEGORY to DCS (or
DRFS) for any use of or benefit, derived from the DATABASE, or any part thereof. Adjusted gross revenue shall mean gross revenue less all direct expenses, costs and fees for the creation, maintenance and delivery of the DATABASE to the GROCERY CATEGORY including any expenses, costs and fees payable by DCS (or DRFS) to any agency or list management broker.

            (2) It is agreed that the following specific areas of the PACKAGE GOODS INDUSTRY are excluded from the financial provisions of Paragraph 5.2(e)(1), above - banking, financial products, insurance, clothing, entertainment (motion picture products, television products or music products), real estate, magazines, automotive supply and fast food (hereinafter "Excluded Categories"). Should DCS (or DRFS) or any other entity make use of a benefit derived from the DATABASE, or any part thereof, and should the same apply to the "Excluded Categories" then in such case DRF shall be entitled to the following compensation from the gross revenue -

            (a) Six Percent (6%) of the gross revenue or Ten Percent (10%) of the adjusted gross income, whichever is higher provided the initial CARD PARTNERS and SVC related thereto have been successfully launched in coordination with the GROCERY CATEGORY;

            (b) Nine Percent (9%) of the gross revenue or Fifteen Percent (15%) of the adjusted gross income, whichever is higher provided (a) above has occurred and provided that 100,000 SVC activations have occurred in the GROCERY CATEGORY;

            (c) Twelve Percent (12%) of the gross revenue or Twenty Percent (20%) of the adjusted gross income, whichever is higher provided (a) has occurred and provided that 200,000 SVC activations have occurred in the GROCERY CATEGORY; and,

            (d) Fifteen Percent (15%) of the gross revenue or Twenty-Five Percent (25%) of the adjusted gross income, whichever is higher provided (a) has occurred and provided that 300,000 SVC activations have occurred in the GROCERY CATEGORY.


      (f) To the extent new or additional revenue streams are developed from the GROCERY CATEGORY or PACKAGE GOODS INDUSTRY by DCS (or DRFS) or others utilizing in any way the DATABASE or any other benefit derived from the CARD PARTNER's SVC programs, DRF shall be entitled to not less than Fifteen Percent (15%) of the gross revenues unless otherwise agreed to in writing by the parties hereto. The parties agree to act in good faith to meet the higher percentages set forth in
Section 4.2 above on a deal by deal basis.

      (g) DRF shall be paid two and one-half percent (2 1/2%) of the gross revenue of all DCS and DRFS revenue streams related to any future, acquired, or developed Telephone Call Centers. DRF shall be paid an additional two and one-half percent (2 1/2%) of the gross revenue upon reaching 300,000 SVC activations.

      5.3. INCENTIVE EQUITY COMPENSATION

            5.3.1 DRFS agrees to provide DRF, or its assignee, no par common stock in the following amounts based upon aggregate issuance of stored value debit cards as referenced herein:

      (a) Upon execution of this Agreement - 750,000 shares (375,000 Rule 144
Shares: 375,000 unrestricted S-8 shares); and

      (b) For every retail grocery or pharmacy location opened (a chain is not to be counted as one location) - 2,000 shares.

            5.3.2 DRF is granted an option to purchase an additional 750,000 shares at three cents ($.03) per share under the same terms and conditions as the stock options to be granted to T. Randolph Catanese at any time during the twenty-four (24) months following the delivery of the option.

            5.3.3 Any such shares shall be restricted and issued in accordance with applicable federal and state securities laws. The shares will carry with them piggy-back registration rights in connection with shares owned by the DRFS management team. The shares issued hereunder shall carry the most beneficial protections and benefits as those provided to any member of the management team.

      5.4. AUDIT RIGHTS.

            5.4.1. DCS shall have the right, at its own expense, to direct an independent certified public accounting firm to inspect and audit of all the accounting and sales books and records of DRF that are relevant to amounts payable by DRF hereunder; provided, that (a) any such inspection and audit shall be conducted during regular business hours in such a manner as not to interfere with normal business activities; (b) in no event shall audits be made hereunder more frequently than once each calendar year; (c) if any audit should disclose an underpayment, DRF shall immediately pay such amount to DCS; and (d) the reasonable fees and expenses relating to any audit which reveals an underpayment in excess of ten percent (10%) of the amount owing for the reporting period in question shall be borne entirely by DRF.

            5.4.2. DRF shall have the right, at its own expense, to direct an independent certified public accounting firm to inspect and audit of all the accounting and sales books and records of DCS that are relevant to amounts payable by DCS hereunder; provided that (a) any such inspection and audit shall be conducted during regular business hours in such a manner as not to interfere with normal business activities; (b) in no event shall audits be made hereunder more frequently than once each calendar year; (c) if any audit should disclose an underpayment, DCS shall immediately pay such amount to DRF; and (d) the reasonable fees and expenses relating to any audit which reveals an underpayment in excess of ten percent (10%) of the amount owing for the reporting period in question shall be borne entirely by DCS.

      6. CONFIDENTIALITY AND NON-COMPETITION.

      6.1. PROTECTION OF CONFIDENTIAL INFORMATION. The parties recognize that, in connection with the performance of this Agreement, each of them may disclose to the other its Confidential Information. The party receiving any Confidential Information agrees to maintain the confidential status of such Confidential Information and not to use any such Confidential Information for any purpose other than the purpose for which it was originally disclosed to the receiving Party, and not to disclose any of such Confidential Information to any third party.

      6.2. PROTECTION OF BUSINESS RELATIONSHIPS. DCS acknowledges that DRF will be introducing GROCERY CATEGORY PARTNERS and PACKAGE GOODS INDUSTRY entities under this Agreement. DCS and DRFS agree that they will not undertake to profit from any GROCERY CATEGORY or PACKAGE GOODS INDUSTRY entities in any other business enterprise without the written consent and financial participation of DRF, which shall be in its sole discretion, but which shall further not be unreasonably withheld. The terms of this paragraph 6.2 shall apply for so long as (a) the parties are in relationship under this agreement or (b) three (3) years following the termination of this Agreement. 6.3. PERMITTED DISCLOSURE. The parties acknowledge and agree that each may disclose Confidential
Information: (a) as required by law, provided that each party will use commercially reasonable efforts to obtain confidential treatment of any Confidential Information so disclosed; (b) to their respective directors, officers. employees, attorneys, accountants and other advisors, who are under an obligation of confidentiality, on a "need-to-know" basis; (c) to investors who are under an obligation of confidentiality, on a "need-to-know" basis; or (d) in connection with disputes or litigation between the parties involving such Confidential Information; and each Party will use commercially reasonable efforts to limit disclosure to that purpose and to ensure maximum application of all appropriate judicial safeguards (such as placing documents under seal).

      6.4. APPLICABILITY. The foregoing obligations of confidentiality shall apply to directors, officers, employees and representatives of the parties and any other person to whom the Parties have delivered copies of, or permitted access to, such Confidential Information in connection with the performance of this Agreement, and each party shall advise each of the above of the obligations set forth in this Paragraph 6.

      6.5. THIRD PARTY CONFIDENTIAL INFORMATION. Any Confidential Information of a third party disclosed to either party shall be treated by such party in accordance with the terms under which such third party Confidential Information was disclosed; provided, that the party disclosing such third party Confidential Information shall first notify the other party that such information constitutes third party Confidential Information and the terms applicable to such third party Confidential Information; and provided further, that either party may decline, in its sole discretion, to accept all or any portion of such third party Confidential Information.

      6.6. NON-COMPETITION / EXCLUSIVITY. The parties agree that so long as this Agreement has not been terminated, neither party will compete with the other in connection with the offering or distribution of stored value debit cards or credit cards affiliated with an individual GROCERY CATEGORY entity as contemplated herein. Moreover, the parties agree that, during the term of this Agreement, they will exclusively work with each other in connection with the GROCERY CATEGORY card program as defined herein.

      6.7. NON-DISCLOSURE AGREEMENT. The confidentiality provisions contained in this Paragraph 6 supersede any prior Non-Disclosure Agreement between the parties; provided, that no party shall be relieved of liability for any breach of' such Non-Disclosure Agreement prior to the Effective Date.

      6.8. It is understood and agreed by all parties that DRF is free to pursue other advertising and promotional opportunities with its grocery partners and grocery vendors and the CARD PARTNER(s) independently of DCS; provided, such activity is unrelated and outside of the stored value card (whether a debit card or a pre-paid phone card) or financial services category.

      7. REPRESENTATIONS AND WARRANTIES.

      7.1. AUTHORITY. Each party represents and warrants to the other party that:

            7.1.1. CORPORATE AUTHORITY; NO CONFLICT; BINDING AGREEMENT. Each party has the full corporate right, power and authority to enter into this Agreement and to perform the acts required of it hereunder; and the execution of this Agreement by such party, and the performance by such party of its obligations and duties hereunder, do not and will not violate any agreement to which such party is a party or by which it is otherwise bound; and when executed and delivered by such party, this Agreement will constitute the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.

            7.1.2. NO IMPLIED REPRESENTATIONS OR WARRANTIES. Such party acknowledges that the other party makes no representations, warranties or agreements related to the subject matter hereof that are not expressly provided for in this Agreement.

      8. LIMITATION OF LIABILITY AND INDEMNITY.

      8.1. LIMITATION OF LIABILITY. THE PARTIES ACKNOWLEDGE THAT CERTAIN FUNCTIONS OF THE SVC PROGRAM ARE OUTSIDE OF THE CONTROL OF DCS. ACCORDINGLY, UNDER NO CIRCUMSTANCES SHALL DCS BE LIABLE TO DRF FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES ARISING FROM ANY ACTION OR FAILURE TO ACT IN CONJUNCTION WITH THE SVC PROGRAM TO THE EXTENT THE SAME IS ATTRIBUTABLE TO MASTERCARD, VISA, THE ISSUING BANK, THE THIRD PARTY PROCESSOR, OR ANY OTHER VENDOR RELATED TO THE SVC PROGRAM.

      8.2. NO ADDITIONAL WARRANTIES. EXCEPT AS SET FORTH IN PARAGRAPH 7 OF THIS AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE PRODUCTS AND SERVICES CONTEMPLATED BY THIS AGREEMENT, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

      8.3. EXCLUSIVE REMEDIES. THE RIGHTS AND REMEDIES SET FORTH IN THIS PARAGRAPH 8 CONSTITUTE THE ENTIRE OBLIGATIONS AND THE EXCLUSIVE REMEDIES OF THE PARTIES CONCERNING INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES OR THIRD PARTY CLAIMS.

      9. INSURANCE; INDEMNITY.

      9.1. LIABILITY INSURANCE. DCS shall, at its sole expense, maintain during the term of this Agreement policy of Combined Single Limit, Bodily Injury and Property Damage and comprehensive general liability insurance insuring DCS and DRF against any liability arising out of the conduct of the business carried out under this Agreement. Such insurance shall be with limits not less than is commercially reasonable.

      9.2. INSURANCE POLICIES. Insurance required hereunder shall be in companies holding a "General Policyholders Rating" of at lease B plus, or such other rating as may be required by a lender having a lien on the Premises, as set forth in the most current issue of "Best's Insurance Guide".

      9.3. INDEMNITY. DCS shall defend, indemnify and hold DRF and ifs officers, directors, agents and/or employees harmless from and against all claims, losses, damages, liabilities and expenses (including without limitation, settlement costs and any legal or other expenses for investigating or defending any actions or threatened actions) asserted against, imposed upon or incurred by DRF or its officers, directors, agents and/or employees in connection with or as a result of the conduct of the business carried out under this Agreement. DRF shall give DCS prompt written notice if any liability or claim is asserted against either of them which is subject to indemnification under this Section and DCS shall have the right to undertake the defense thereof by representatives of its own choosing reasonably satisfactory to DRF. In the event DCS, within thirty days after such notice or such shorter time as may be reasonable under the circumstances, fails to undertake to so defend, DRF shall have the right to undertake the defense, compromise or settlement of such liability or claim on behalf of and for the account of DCS.

      10. TERM AND TERMINATION.

      10.1. TERM. This Agreement shall commence on the Effective Date and shall remain in force for a term of five (5) years subject to three (3) five (5) year automatic renewals, provided, either party may terminate this Agreement for an uncured material breach. Any termination of this Agreement will have no effect on any earned residual income described herein.

      10.2. TERMINATION FOR BANKRUPTCY. Either party may terminate this Agreement upon giving written notice to the other party in the event that the other party files a petition in bankruptcy, or in the event that all or part of the other party's assets are assigned to a trustee or receiver, or if an involuntary petition is filed by a third party against the other party and the other party does not resolve such petition in its favor within sixty (60) days after the filing thereof.

      10.3. SURVIVAL. Any expiration or termination of this Agreement shall not relieve any party from any obligations hereunder which have accrued on or before the effective date of such expiration or termination, nor affect the provisions set forth in Paragraph 6, all of which are intended by the parties to survive such expiration or termination.

      10.4. RETURN OF CONFIDENTIAL INFORMATION. Upon expiration or termination of this Agreement, each party shall promptly return to the other all Confidential Information of the other party, including all of the physical embodiments thereof in its possession, including all copies thereof, and shall cease using the same. Each party shall certify to the other party in writing compliance with this Paragraph upon the return of such materials.

      10.5 INJUNCTIVE RELIEF. The parties agree that any material breach of the exclusivity or confidentiality provisions of this Agreement, or the infringement of either party's intellectual property rights will cause irreparable injury and that injunctive relief in a court of competent jurisdiction will be appropriate to prevent an initial breach or enjoin a continuing breach in addition to any other relief to which the aggrieved party may be entitled.

      11. ARBITRATION. Every claim, dispute or controversy of whatever nature, arising out of, in connection with, or in relation to this Agreement (an "Arbitrable Claim"), shall be settled by final and binding arbitration conducted in Los Angeles, California. The arbitrator(s) shall be a retired judge(s). Judgment upon any award may be entered by any state or federal court having jurisdiction thereof. Except as provided in this Agreement, the Federal Arbitration Act shall govern the interpretation, enforcement and all proceedings pursuant to this Paragraph. Adherence to this dispute resolution process shall not limit the right of the parties hereto to obtain any provisional remedy, including injunctive or similar relief, from any court of competent jurisdiction as may be necessary to protect their respective rights and interests pending arbitration. Notwithstanding the foregoing sentence, this dispute resolution procedure is intended to be the exclusive method of resolving any Arbitrable Claims arising out of or relating to this Agreement. The arbitration procedures shall follow the substantive law of the State of California, including the provisions of statutory law dealing with arbitration, as it may exist at the time of the demand for arbitration, insofar as said provisions are not in conflict with this Agreement and specifically excepting therefrom sections of any such statute dealing with discovery and sections requiring notice of the hearing date by registered or certified mail. The arbitrators shall determine the prevailing party and shall include in their award that party's reasonable attorneys' fees and costs.

      12. MISCELLANEOUS PROVISIONS.

      12.1. NOTICES. Any notice, demand, or request with respect to this Agreement shall be in writing and shall be effective only if it is delivered in the manner prescribed herein, addressed to the appropriate party at its address set forth on the signature page hereof and to the attention of the General Counsel of such party. Such communications shall be effective (a) when they are received by the addressee if personally delivered or transmitted by confirmed fax or electronic mail; or (b) two (2) days after deposit in the U.S. mail, if sent by certified or registered mail or (c) one (1) day after deposit with a nationally recognized overnight courier service. Any party may change its address for such communications by giving notice to the other party in conformity with this Paragraph.


      12.2. ASSIGNMENT. Other than the assignments contemplated herein by DRF, no right may be assigned, and no duty may be delegated, by either party under this Agreement except upon the written consent of the other party, and any attempted assignment and delegation without such consent shall be void. Notwithstanding the foregoing, however, either party shall be entitled to assign this Agreement, and all rights and obligations hereunder, to a successor to all or substantially all of such party's assets or voting securities, whether by sale, merger, or otherwise; provided that either party indicating such assignment shall provide the other party with at least thirty (30) days' prior written notice and cause such assignee with the written consent of all parties, and then only where such assignee agrees to be bound by this Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective representatives, administrators, successors and permitted assigns except as otherwise provided herein.

      12.3. RELATIONSHIP OF PARTIES. Each party is an independent contractor of the other, and neither shall be deemed an employee, agent, or partner of the other. Neither party shall make any commitment, by contract or otherwise, binding upon the other nor represent that it has any authority to do so.

      12.4. FORCE MAJEURE. Neither party shall be responsible or liable to the other party for nonperformance or delay in performance of any terms or conditions of this Agreement due to acts of God, acts of governments, wars, riots, or other causes beyond the reasonable control of the nonperforming or delayed party.

      12.5. GOVERNING LAWS. The validity of this Agreement, the construction, interpretation, and enforcement hereof and the rights of the parties hereto with respect to all matters arising hereunder or related hereto shall be determined under, governed by, and construed in accordance with the internal laws of the State of California, without regard for principles of conflicts of laws.

      12.6. SEVERABILITY. If any provision of this Agreement is found to be invalid or unenforceable, the remainder of this Agreement shall be interpreted so as best to reasonably effect the intent of the parties hereto.

      12.7. ENTIRE AGREEMENT. This Agreement and the exhibits hereto constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations and understandings between the parties.

      12.8. AMENDMENT AND WAIVERS. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived, only by a writing signed by the party to be bound.

      12.9. ATTORNEYS' FEES. The prevailing party in any action or proceeding to enforce or interpret any part of this Agreement shall be entitled to recover its reasonable attorneys' fees (including fees on any appeal).

      12.10. EXPENSES. Each party shall bear all expenses associated with negotiation and preparation of this Agreement and the completion of the transaction contemplated hereby.

      12.11. ADVERTISING AND PUBLICLY. DCS and DRF each hereby agree that any press, marketing or advertising releases, of either party that refer to the other party or the other party's products or services shall not be released or disseminated without the prior written approval of the other party. Requests for such approval will not be unreasonably withheld or delayed.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written at Los Angeles, California.


                                        Direct Response Financial Services, Inc.

                                   By:  /s/ Ted Kozub
                                        ----------------------------
                                        Ted Kozub, CEO
                              Address:  2899 Agoura Road, Suite 115
                                        Westlake Village, CA  91361

                                         Direct Card Services, LLC

                                    By:  /s/ T. Randolph Catanese
                                         ----------------------------
                                         T. Randolph Catanese, Managing Member
                               Address:  31416 W. Agoura Road, Suite 240
                                         Westlake Village, CA  91361


                                         del Rey Financial, Inc., a
                                         Nevada corporation

                                    By:  /s/ Chris del Rey
                                         ----------------------------
                                         Chris del Rey, President
                               Address:  13147 Mesa Verde Way
                                         Sylmar, CA 91342

                                   EXHIBIT "A"

                            LIST OF EXISTING MARKETS
                            ------------------------


Los Angeles, California

Phoenix, Arizona

                                   EXHIBIT "B"

                           STANDARD NOTIFICATION FORM
                           --------------------------


      To: DCS

      Date: ______________________


      Please accept this letter as written notice of the election of del Rey Financial to participate in the ______(location)_______ market pursuant to the terms and conditions of that certain "Joint Marketing Agreement" between the parties dated _________________.

                                         Sincerely,

                                         del Rey Financial, Inc.


                                    By:
                                         ----------------------------
                                         Chris del Rey, President